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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-88798, No. 33-32749, 33-68831, 33-48450, and No. 33-91450)
pertaining to the 1994 Stock Option Plan of Invivo Corporation (formerly Safetytek Corporation) of our report dated June 11, 2003, with respect to the financial statements of Medical Data Electronics, (a subsidiary of VIASYS Healthcare Inc.) as of and for the year ended December 28, 2002, included in the Current Report (Form 8-K/A) of Invivo Corporation.

                                        /s/ Ernst & Young LLP
Woodland Hills, California
June 11, 2003

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